UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

May 4, 2011

TARGET ACQUISITIONS I, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-53328	26-2895640
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

56 Laenani Street
Haiku, HI 96708
Address of principal executive offices)

(310) 396-1691792-5301
 (Registrant's telephone number, including area code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of the Registrant

On May 4, 2011, Robert L. B. Diener (“Assignor”) assigned and transferred an aggregate of 5,000,000 shares (the “Shares”) of common stock, par value $0.001 of the Registrant (the “Common Stock”) to Peter C. Zachariou (“Assignee”).  The Shares comprise all of the issued and outstanding stock of the Registrant. This transaction represented a change in the control of the Registrant.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers

Upon the consummation of the transaction described in Item 5.01, on May 4, 2011, Geoffrey Alison, resigned as the President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director of the Registrant.  Immediately prior to his resignation, Mr. Alison appointed Peter C. Zachariou as a Director of the Registrant. The Registrant’s Board of Directors then elected Mr. Zachariou to the offices of President, Chief Executive Officer, Chief Financial Officer and Secretary of the Registrant.

Management and Director Biographies:

Peter C. Zachariou, 49, was appointed a Director and President, Chief Executive Officer, Chief Financial Officer and Secretary of the Registrant in May 2011. He is an investment manager for Fountainhead Capital Management Limited, an investment company based in Jersey, Channel Islands, which invests in, raises capital for and provides strategic advice to growth companies in healthcare and other sectors. He has also served as Executive Vice President and a director of Vycor Medical, Inc. since May 2010.  For the past 20 years, Mr. Zachariou has been an active investor in a variety of companies and industries, both public and private, specializing in workouts and capital formation.  Mr. Zachariou's investments and activities have predominantly been in U.S. emerging and growth companies across a broad range of industry sectors.  He has also been proprietor and operator of several businesses in the U.K. and U.S. in the manufacturing, retail and leisure industries.

Family Relationships amongst Directors and Officers

N/A

Related Party Transactions

There are no related party transactions between the Registrant and Mr. Zachariou reportable under Item 404 of Regulation S-K.

Involvement in Certain Legal Proceedings

Mr. Zachariou has not for the past five (5) years (i) been involved as a general partner or executive officer of any business which has filed a bankruptcy petition; (ii) been convicted in any criminal proceeding nor is subject to any pending criminal proceeding; (iii) been subjected to any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (iv) been found by a court, the Securities and Exchange Commission or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law.

Compensatory Arrangements

There is no material plan, contract or arrangement, including but not limited to a compensatory plan, contract or arrangement (whether or not written), to which Mr. Zachariou is a party or which he participates.

Item 9.01 Financial Statements and Exhibits

Exhibit No.:	Description:
17.1	Resignation Letter from Geoffrey Alison dated May 4, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGET ACQUISITIONS I, INC.

Date: May 5, 2011	By:	/s/ Peter C. Zachariou
Peter C. Zachariou
President and Chief Executive Officer